Exhibit 31.2

CERTIFICATIONS

I, Adam Logal, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of OPKO Health, Inc.; and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2025	/s/ Adam Logal
Adam Logal
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer